UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 21, 2006
Imation Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14310	41-1838504

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)
1 IMATION PLACE
OAKDALE, MINNESOTA		55128

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (651) 704-4000
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
     On June 21, 2006, the Board of Directors of Imation Corp. (the “Company”) adopted a Share Rights Plan, providing for a dividend of one Right on each share of Common Stock (“Common Stock”) of the Company. The dividend is payable on July 3, 2006 (the “Record Date”) to stockholders of record at the close of business on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share (the “Preferred Stock ” or the “Preferred Shares”), at a Purchase Price of $160 per one-hundredth of a share of Preferred Stock (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement (the “Rights Agreement”), dated as of June 21, 2006, between the Company and The Bank of New York, as Rights Agent (the “Rights Agent”).
     Initially, the Rights will attach to all Common Stock certificates representing shares outstanding at the close of business on the Record Date, or thereafter, and no separate Rights Certificate will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, subject to certain exceptions, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the “Stock Acquisition Date”) or (ii) 10 business days (or such later date as may be determined by the Board of Directors before any person or group of affiliated or associated persons becomes an Acquiring Person) following the first public announcement relating to a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of such outstanding shares of Common Stock.
     Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date upon transfer or new issuance of Common Stock will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.
     The Rights are not exercisable until the Distribution Date and will expire at the close of business on July 1, 2016 unless earlier redeemed or exchanged by the Company as described below.
     As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights.
     In certain events specified in the Rights Agreement, the Company is permitted temporarily to suspend the exercisability of the Rights.
     In the event that a person or group of associated or affiliated persons becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock having a value equal to two times the Purchase Price, subject to certain possible adjustments. Notwithstanding any of the foregoing, after a person becomes an Acquiring Person, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.
     In the event that following the Stock Acquisition Date (i) the Company engages in a merger or business combination transaction in which the Company is not the surviving corporation; (ii) the Company engages in a merger or business combination transaction in which the Company is the surviving corporation and outstanding Common Stock of the Company is changed or exchanged; or (iii) more than 50% of the Company’s assets or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise of the Right, common stock of the acquiring company having a value equal to two times the Purchase Price of the Right.

     At any time after a person or group of affiliated or associated persons becomes an Acquiring Person and before the acquisition by a person or group of affiliated or associated persons of 50% or more of the outstanding Common Stock (subject to certain exceptions), the Board of Directors of the Company may exchange all or part of the Rights (other than Rights that have become void under the terms of the Rights Agreement) for Common Stock or equivalent securities at an exchange ratio per Right equal to the result obtained by dividing the exercise price of a Right by the current per share market price of the Common Stock, subject to adjustment.
     At any time prior to the earlier of the date a person or group of affiliated or associated persons becomes an Acquiring Person or July 1, 2016, the Company may (but is not required to) redeem the Rights in whole, but not in part, at a price of $0.001 per Right, payable in cash. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Upon the redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price. The Board of Directors will not be liable to any person as a result of the redemption or exchange of the Rights pursuant to the provisions of the Rights Agreement.
     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company.
     Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company before a person becomes an Acquiring Person. After a person becomes an Acquiring Person, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interest of any Acquiring Person or of transferees of Acquiring Persons), or to shorten or, subject to certain exceptions, lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.
     A copy of the Rights Agreement (including all exhibits thereto) is included herein as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Rights Agreement is qualified in its entirety by reference to the full text of the Rights Agreement.
Item 3.03 Material Modifications to Rights of Security Holders
     The information required by this item is included in Item 1.01 above.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     In connection with its adoption of the Rights Agreement, the Company’s Board of Directors approved an amendment and restatement of the Company’s Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (the “Amended and Restated Certificate”). The Company filed the Amended and Restated Certificate with the Secretary of State of the State of Delaware on June 22, 2006.
     The Preferred Shares will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of the greater of $1.00 per share or 100 times the dividend declared per Common Share, subject to adjustment. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of the greater of $100 per share or 100 times the payment made per Common Share, subject to adjustment. Each 1/100th of a Preferred Share will have one vote per share, voting together with holders of Common Shares, provided if there are defaults in six quarterly dividend payments, the holders of the Preferred Shares voting separately as a class have the right, until the default is ended, to elect two directors. In the event of any consolidation, merger, combination or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

     A copy of the Amended and Restated Certificate is included herein as Exhibit 4.2 and is incorporated by reference herein. The foregoing description of the rights of the Preferred Shares is qualified in its entirety by reference to the full text of the Amended and Restated Certificate.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
4.1	Rights Agreement between Imation Corp. and The Bank of New York, as Rights Agent, dated as of June 21, 2006 (incorporated by reference to Exhibit 4.1 to Imation’s Registration Statement on Form 8-A filed on June 23, 2006)

4.2	Amended and Restated Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 4.2 to Imation’s Registration Statement on Form 8-A filed on June 23, 2006)
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Imation Corp.

Date: June 23, 2006	/s/ Paul R. Zeller

Paul R. Zeller
Vice President, Chief Financial Officer